SUB-ITEM 77I

MFS Global Equity, MFS Utilities Fund and MFS Global Total Return Fund, series of MFS Series Trust VI, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 23 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.